AGREEMENT

IT IS AGREED this 11 day of December, 1999, effective December 15, 1999, by and between Jon Northrop ("JN") and Bion Environmental Technologies, Inc. ("BION") as follows:

WHEREAS BION is entering into an agreement ("D2 AGREEMENT") with D2 CO. ("D2") concerning management, consulting and financing; and

WHEREAS D2 requires that BION and certain major shareholders and/or creditors of BION, including JN, agree to certain conditions as partial consideration for the D2 AGREEMENT with BION; and

WHEREAS JN considers the D2 AGREEMENT to be in the best interests of BION and is willing to accept the following conditions;

NOW THEREFORE, IN CONSIDERATION of the mutual promises and covenants herein:

1) JN agrees to exchange all $2.25 Warrants (153,000 as of 11/30/99) for $2.25 options under the 1994 Incentive Plan and to exercise the options by canceling existing long term promissory note ($319,084.93 as of 11/30/99) subsequent to $3,000,000 net additional funding of BION, provided that the agreement at paragraph 5) below allows resale of a number of shares equal to at least 50% of the shares received by exercise during the following six months. Any excess to the promissory note balance will result in additional shares being issued as if the number of options were greater, or will be paid in cash at closing, at the option of Bion.

2) JN agrees to recommend and support a registered exchange including BION Class X Warrants and BION Class Z Warrants with tentative exchange ratios as follows:
          1 Class X Warrant = 0.3 registered BION common shares; and
          1 Class Z Warrant = 0.15 registered BION common shares;
provided, however, that based on events subsequent hereto the proposed exchange ratios may need to be adjusted to insure fairness to all holders or BION may elect to not proceed with the proposed exchange on any terms.

3) BION agrees to indemnify and hold harmless JN from any and all liability which may arise under Section 16b of the Securities & Exchange Act of 1934 as a result of matching with the transactions by JN herein and/or transactions made by JN in preparation for the transactions herein.

4) JN acknowledges that D2 AGREEMENT will entail material management re-arrangement at all levels of BION, both immediately and over time, which may alter the services required by BION from JN; and JN agrees to cooperate with BION and D2 in all transitions.

5) JN agrees to execute, together with D2 and other parties, an agreement which provides for reasonable limitations on resale by JN of BION securities currently owned or subsequently acquired.

Bion Environmental Technologies, Inc.        Jon Northrop

By: /s/ Mark A. Smith                        by:/s/ Jon Northrop
    Authorized Officer                          Jon Northrop